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                                                                    EXHIBIT 23.4

     As independent public accountants, we hereby consent to the use of our report dated June 4, 1998, on the financial statements of S-Sixteen Holding Company and Subsidiaries, included or made a part of this Registration Statement of Remington Oil and Gas Corporation (formerly Box Energy Corporation), on Form S-4, and to all references to our firm included in this document.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas
August 14, 1998